UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

FedEx Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-15829	62-1721435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 Par Value	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2022, FedEx Corporation, a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Agreement”) with D. E. Shaw Oculus Portfolios, LLC and D. E. Shaw Valence Portfolios, LLC (collectively, “D. E. Shaw”).

Pursuant to the Agreement, the Board has appointed Amy B. Lane and V. James Vena (the “New Directors”) as members of the Board of Directors of the Company (the “Board”) effective June 14, 2022 and will nominate each of the New Directors for election as a director of the Company at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), with terms expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

Additionally, under the terms of the Agreement, the Company and D. E. Shaw will use their reasonable best efforts to promptly identify and mutually agree upon an additional independent director to be appointed to the Board (the “Additional New Director”) with the goal of the parties that such Additional New Director will be appointed to the Board no later than July 19, 2022. If the Additional New Director is identified prior to the mailing of the Company’s proxy statement for the 2022 Annual Meeting, the Board will nominate the Additional New Director for election to the Board at the 2022 Annual Meeting, with a term expiring at the 2023 Annual Meeting. If the Additional New Director is identified and mutually agreed upon after the mailing of the Company’s proxy statement for the 2022 Annual Meeting, the Company and D. E. Shaw will work together in good faith to determine, and to take action in, an expeditious and efficient matter to have the Additional New Director serve on the Board from the earliest practicable date until the 2023 Annual Meeting.

Concurrently with the appointment of the New Directors to the Board, the Board and all applicable committees thereof appointed (i) Ms. Lane and Mr. Vena to the Audit and Finance Committee of the Board, (ii) Ms. Lane to the Compensation and Human Resources Committee of the Board and (iii) Mr. Vena to the Governance, Safety, and Public Policy Committee of the Board (the “Governance Committee”). Pursuant to the Agreement, the Board and all applicable committees thereof shall take all necessary actions to maintain each New Director as a member of such committees for the duration of the Cooperation Period (as defined below); provided that, for the duration of the Cooperation Period, each such New Director remains eligible to serve on such committee under the applicable rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission (the “SEC”).

Upon the appointment or election of the Additional New Director to the Board, the Board and all applicable committees thereof will (i) appoint the Additional New Director to the Compensation and Human Resources Committee and Cyber and Technology Oversight Committee of the Board, or to such other committees of the Board as determined by the Board in consultation with D. E. Shaw, and (ii) maintain the Additional New Director as a member of such committees for the duration of the Cooperation Period (as defined below); provided that, for the duration of the Cooperation Period, the Additional New Director remains eligible to serve on such committees under the applicable rules and regulations of the New York Stock Exchange and the SEC.

Under the terms of the Agreement, D. E. Shaw has agreed to abide by customary standstill restrictions (subject to certain exceptions relating to private communications to the Company) from the date of the Agreement until the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws (the “Bylaws”) for the nomination of non-proxy access director candidates for election to the Board at the 2023 Annual Meeting (such period, the “Cooperation Period”), including that D. E. Shaw will not, among other things, (i) engage in transactions resulting in D. E. Shaw having beneficial ownership of, or economic or voting exposure to, more than 7.5% of the Company’s then-outstanding common stock, (ii) seek any additional representation on the Board, (iii) make any requests for stockholder list materials or other books and records of the Company, (iv) engage in any solicitation of proxies or (v) make any public proposal, announcement or request relating to, among other things, any change in the business, capitalization, Board or management of the Company. The Agreement provides that the standstill restrictions will terminate automatically upon certain events, including, among other things, the Company’s material breach of the Agreement.

Under the Agreement, D. E. Shaw has agreed to appear in person or by proxy at any annual or special meeting of the Company’s stockholders held during the Cooperation Period and to vote its shares of the Company’s common stock (i) in favor of the slate of directors nominated by the Board for election, and in accordance with the recommendations of the Board on all other proposals and (ii) against the removal of any incumbent directors or the election of any director nominees not recommended by the Board; provided that D. E. Shaw may vote in its sole discretion on any proposal with respect to an extraordinary transaction; provided, further, that if both Institutional Shareholder Services and Glass, Lewis & Co. recommend otherwise with respect to any of the Company’s proposals at any such meeting (other than proposals relating to the election or removal of directors, the size of the Board, or filling vacancies on the Board), D. E. Shaw is permitted to vote in accordance with the ISS and Glass Lewis recommendation. The Company and D. E. Shaw also agreed to customary mutual non-disparagement obligations.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

On June 13, 2022, the Board appointed Amy B. Lane and V. James Vena to the Board, effective June 14, 2022, with an initial term expiring at the 2022 Annual Meeting.

The Board has determined that each New Director (A) qualifies as an “independent director” under the applicable rules of the New York Stock Exchange and the rules and regulations of the SEC and the Board’s more stringent standards for determining director independence, and (B) satisfies the guidelines and policies with respect to service on the Board applicable to all non-management directors.

Concurrently with their appointment to the Board, the Board and all applicable committees thereof appointed (i) Ms. Lane and Mr. Vena to the Audit and Finance Committee of the Board, (ii) Ms. Lane to the Compensation and Human Resources Committee of the Board and (iii) Mr. Vena to the Governance Committee of the Board. Pursuant to the Agreement, the Board and all applicable committees thereof shall take all necessary actions to maintain each New Director as a member of such committees for the duration of the Cooperation Period; provided that, for the duration of the Cooperation Period, each such New Director remains eligible to serve on such committee under the applicable rules and regulations of the New York Stock Exchange and the SEC.

Upon their appointment to the Board, each of the New Directors will participate in the Company’s standard non-employee director compensation program as described in the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2021.

There are no arrangements or understandings between either of the New Directors and any other person pursuant to which the New Directors were elected to the Board, other than with respect to the matters referred to in Item 1.01. There are no transactions in which the New Directors have or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, at this time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2022, the Board approved amendments to the Bylaws, effective immediately. The Bylaws were amended to provide for certain changes to the Board’s leadership structure, including the responsibilities of the Chairman of the Board and a Vice Chairman of the Board.

The foregoing summary is qualified in its entirety by reference to the text of the Bylaws, as adopted and effective as of June 13, 2022. The Bylaws as adopted and effective as of June 13, 2022, and a copy marked to show changes from the prior Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

On June 14, 2022, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things (i) the Agreement and the other matters described above, (ii) a dividend increase, (iii) the addition of a total stockholder return performance metric to the Company’s cash-based long-term incentive program for fiscal years 2023 through 2025 and (iv) the renaming of the Audit Committee the Audit and Finance Committee and establishment of certain additional responsibilities of such committee.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of FedEx Corporation, dated as of June 13, 2022

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of June 13, 2022

10.1	Cooperation Agreement, dated as of June 13, 2022, by and among FedEx Corporation, D. E. Shaw Oculus Portfolios, LLC and D. E. Shaw Valence Portfolios, LLC

99.1	Press Release dated June 14, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

By:	/s/ Mark R. Allen
Name:	Mark R. Allen
Title:	Executive Vice President, General Counsel and Secretary

Date: June 14, 2022

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